UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2009

RED LION HOTELS CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or Other Jurisdiction of Incorporation)	000-13957 (Commission File Number)	91-1032187 (I.R.S. Employer Identification No.)

201 W. North River Drive Suite 100 Spokane, Washington (Address of principal executive offices)	99201 (Zip Code)
Registrant’s telephone number, including area code: (509) 459-6100
Former name or former address if changed since last report

Check the the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 21, 2009, the Board of Directors of Red Lion Hotels Corporation. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share (the “Common Shares”), of the Company. The dividend is payable on February 2, 2009 (the “Record Date”) to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one tenth of a share of Series A Participating Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of the Company at a price of $15 per one tenth of a Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement, dated January 26, 2009 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company. as Rights Agent (the “Rights Agent”).
     Distribution Date; Exercisability
     Initially, the Rights will be attached to all Common Share certificates and no separate Rights certificates will be issued. Separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the earlier to occur of (i) the tenth day following the public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 20% or more of the outstanding Common Shares or (ii) the tenth day (or such later day as the Board of Directors of the Company may determine prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Shares (the earlier of such dates being the “Distribution Date”).
     The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be transferred with and only with the Common Shares, (ii) new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.
     The Rights are not exercisable until the Distribution Date. The Rights will expire on February 1, 2011 (the “Expiration Date”), unless the Expiration Date is amended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.
     Flip-In
     If a person or group becomes an Acquiring Person at any time after the date of the Rights Agreement (with certain limited exceptions) each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, Preferred Shares or other similar securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the existence of an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.
     For example, at an exercise price of $15 per Right, each Right not owned by an Acquiring Person following an event set forth in the preceding paragraph would entitle its holder to purchase $30 worth of Common Shares (or other consideration, as noted above). Assuming a value of $3.00 per Common Share at such time, the holder of each valid Right would be entitled to purchase ten Common Shares for $15.

     Flip-Over
     In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company, which at the time of such transaction will have a market value of two times the exercise price of the Right.
     Exchange
     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).
     Redemption
     At any time prior to the earlier of the exercise of the Rights or the Final Expiration Date of the Rights Agreement, the Board of Directors of the Company may redeem the Rights, in whole but not in part, at a price of $0.01 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
     Amendment
     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person).
     Adjustment
     The number of outstanding Rights and the number of one tenths of a Preferred Share issuable upon exercise of each Right are subject to adjustment under certain circumstances.
     Preferred Stock
     Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one tenth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.
     Rights of Holders
     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     Certain Anti-Takeover Effects
     The Rights will not prevent a takeover of the Company. However, the Rights may cause substantial dilution to a person or group that acquires 20% or more of the outstanding Common Shares. The Rights however, should not interfere with any merger or other business combination approved by the Board of Directors of the Company.
     Further Information
     A copy of the Rights Agreement is attached as Exhibit 4.2 to this Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
     The information set forth in Items 1.01 and 5.03 is incorporated by reference.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with the adoption of the Rights Agreement on January 21, 2009, the Company filed Artiles of Amendment creating Series A Participating Preferred Stock with the Secretary of State of the State of Washington. See the description set forth under “Item 1.01 Entry into a Material Definitive Agreement” for a more complete description of the rights and preferences of the Series A Participating Preferred Stock. A copy of the Articles of Amendment for the Series A Participating Preferred Stock is attached as Exhibit 3.3 to this Current Report on Form 8-K and incorporated herein by reference.
Item 8.01. Other Events.
     On January 22, 2009, the company issued a press release announcing the adoption of a stockholder rights plan. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

3.3	Articles of Amendment for the Series A Participating Preferred Stock, as filed with the Secretary of State of Washington on January 27, 2009.

4.2	Rights Agreement, dated as of January 26, 2009, between Red Lion Hotels Corporation and American Stock Transfer & Trust Company LLC, as Rights Agent.

99.1	Press Release, dated January 22, 2009, announcing adoption of the Shareholder Rights Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Lion Hotels Corporation
By:	/s/ Anthony F. Dombrowik
	Name:	Anthony F. Dombrowik
	Title:	Senior Vice President and Chief Financial Officer

Date: January 27, 2009

EXHIBIT INDEX

Exhibit No.	Description

3.3	Articles of Amendment for the Series A Participating Preferred Stock, as filed with the Secretary of State of Washington on January 27, 2009.

4.2	Rights Agreement, dated as of January 26, 2009, between Red Lion Hotels Corporation and American Stock Transfer & Trust Company, as Rights Agent.

99.1	Press Release, dated January 22, 2009, announcing adoption of the Shareholder Rights Plan.